EXHIBIT 2
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                         MASTER RESTRUCTURING AGREEMENT


                                      among


                          LONDON FOG INDUSTRIES, INC.,

                        THE EXISTING MANAGEMENT HOLDERS,

                               THE SEVERAL LENDERS
                                 PARTIES HERETO


                                       and


                            THE CHASE MANHATTAN BANK,
                                    as Agent



                          Dated as of February 27, 1998


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.          DEFINITIONS.............................................  2

         1.1   Defined Terms................................................  2
         1.2   Other Definitional Provisions................................  9

SECTION 2.          MERGER OF LFI MERGER CORP. WITH AND INTO
                      LONDON FOG............................................ 10

         2.1   Formation of LFI Merger Corp................................. 10
         2.2   Filing of Certificate of Merger; Effect of Merger............ 10

SECTION 3.          TREATMENT OF CONGRESS; RESTRUCTURE OF EXISTING
                      SUBORDINATED OBLIGATIONS; TREATMENT OF
                      EXISTING EQUITY AND MANAGEMENT HOLDERS;
                      ALLOCATION............................................ 11

         3.1   Treatment of Existing Congress Obligations................... 11
         3.2   Restructure of Existing Subordinated Obligations............. 11
         3.3   Treatment of Existing Series B Equity Holders................ 14
         3.4   Treatment of Management Holders.............................. 14
         3.5   Old Debt Agreements Superseded............................... 15
         3.6   Cancellation of Old Master Restructuring Agreement........... 15
         3.7   Existing Management Holders' Employment Agreements........... 15

SECTION 4.          APPOINTMENT OF BOARD OF DIRECTORS....................... 16

         4.1   Board of Directors........................................... 16

SECTION 5.          SHELF REGISTRATION...................................... 16

         5.1   Shelf Registration........................................... 16
         5.2   Registration Procedures...................................... 17
         5.3   Registration Expenses........................................ 20
         5.4   Indemnification.............................................. 20

SECTION 6.          REPRESENTATIONS AND WARRANTIES.......................... 20

         6.1   No Material Tax Liability.................................... 20
         6.2   Capitalization............................................... 21
         6.3   Corporate Existence; Compliance with Law..................... 21
         6.4   Corporate Power; Authorization; Enforceable
                 Obligations................................................ 21
         6.5   No Legal Bar................................................. 22


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         6.6   No Material Litigation....................................... 22
         6.7   No Default................................................... 22

SECTION 7.          CONDITIONS PRECEDENT.................................... 22

         7.1   Conditions to Restructure of Existing Obligations............ 22

SECTION 8.          MISCELLANEOUS........................................... 25

         8.1   Amendments and Waivers....................................... 25
         8.2   Notices...................................................... 26
         8.3   Payment of Expenses.......................................... 26
         8.4   Counterparts................................................. 27
         8.5   Severability................................................. 27
         8.6   Integration.................................................. 27
         8.7   GOVERNING LAW................................................ 27
         8.8   Submission To Jurisdiction; Waivers.......................... 28
         8.9   Acknowledgements............................................. 28
         8.10  WAIVERS OF JURY TRIAL........................................ 29





                                     - ii -


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SCHEDULES

           1A     Lender Allocation Schedule
           1B     Existing Series B Equity Allocation Schedule
           1C     Management Holder Allocation Schedule
           2      Additional Management Holders
           2.1    Distribution of Common Stock of LFI Merger Corp.
           3.2    Legend
           5.4    Indemnification with Respect to Shelf Registration Statement
           6.2    Capitalization of London Fog
           8.2    Address for Notices

EXHIBITS

           A      Amended and Restated By-Laws

           B      Amended and Restated Certificate of Incorporation
           C-1    Second Amended and Restated Employment Agreement With
                  Respect to Robert E. Gregory, Jr.
           C-2    Second Amended and Restated Employment Agreement With
                  Respect to C. William Crain.
           D      Amendment to Senior Loan Agreement
           E-1    Agreement of Merger
           E-2    Certificate of Merger
           F      Existing Series B Equity Holder Consent and Joinder
           G      Management Stock Option Agreements
           H      Form of Management Warrant
           I      Form of Merger Warrant
           J      New Subordinated Note Indenture
           K      Registration Rights Agreement
           L      Stock Subscription Agreement
           M      Form of Closing Certificate
           N-1    Opinion of Proskauer Rose LLP
           N-2    Opinion of Stuart Fisher, Esq.
           N-3    Opinion of Young, Conaway, Stargatt & Taylor



                                     - iii -

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          MASTER RESTRUCTURING  AGREEMENT,  dated as of February 27, 1998, among
(i) London Fog Industries, Inc., a Delaware corporation ("London Fog"), (ii) the Subsidiary Guarantors (as defined in Subsection 1.1), (iii) the several banks and other financial institutions from time to time parties to the Term Loan Agreement and the Note Agreement (each as defined in the Recitals) (the "Lenders"), (iv) The Chase Manhattan Bank, a New York banking corporation, as agent for the Lenders (in such capacity, the "Agent"), and (v) the Existing Management Holders (as defined in subsection 1.1).

                              W I T N E S S E T H :

          WHEREAS, London Fog, the Lenders and the Agent are parties to a Term Loan Agreement dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Term Loan Agreement"), pursuant to which loans to London Fog by the Lenders in the original aggregate principal amount of $175,000,000 plus interest accreted and accrued and unpaid thereon are outstanding;

          WHEREAS, London Fog, the Lenders and the Agent are parties to a Note Agreement dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Note Agreement"; together with the Term Loan Agreement, collectively, together with all related documents, instruments and agreements, including, without limitation, predecessor agreements, the "Old Debt Agreements"), pursuant to which loans to London Fog by the Lenders in the original aggregate principal amount of $36,000,000 plus interest accreted and unpaid thereon are outstanding;

          WHEREAS, pursuant to the Subsidiary Guarantee dated as of May 20, 1994 (as amended by Amendment No. 1 thereto dated as of May 31, 1995, the "Existing Subsidiaries Guarantee") by the Subsidiary Guarantors in favor of the Agent for the ratable benefit of the Lenders, the Subsidiary Guarantors guaranteed the Existing Subordinated Obligations (as defined in subsection 1.1).

          WHEREAS, Congress, London Fog and the Subsidiary Guarantors are parties to a Loan and Security Agreement dated as of May 15, 1997, (as heretofore or as may hereafter be amended, supplemented or otherwise modified, the "Senior Loan Agreement"), pursuant to which Congress (as defined in subsection 1.1) has from time to time made loans to, and issued letters of credit for the account of, London Fog, guaranteed by the Subsidiary Guarantors;

          WHEREAS, the Lenders and the Existing Series B Equity Holders (as defined in subsection 1.1) hold approximately 88% and 7%, respectively, of the issued and outstanding Old Preferred Stock (as defined in subsection 1.1) (on a fully diluted basis) and the Existing



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                                                                               2

Management Holders hold Old Series C Options (as defined in subsection 1.1) to purchase 5% of the Old Preferred Stock (on a fully diluted basis);

          WHEREAS, (a) London Fog, the Lenders and the Agent have engaged in negotiations to effect (i) a restructuring of London Fog's obligations under the Old Debt Agreements and (ii) a recapitalization of London Fog, including the merger of LFI Merger Corp. with and into London Fog, with London Fog being the surviving corporation and (b) London Fog and Congress have engaged in negotiations to effect certain modifications to the Senior Loan Agreement; and

          WHEREAS, (a) London Fog has requested, and the Agent and the Lenders are agreeable, that the obligations of London Fog and the Subsidiary Guarantors under the Old Debt Agreements be restructured, LFI Merger Corp. be merged with and into London Fog, and London Fog be recapitalized, as contemplated by this Agreement, and (b) London Fog has requested, and Congress is agreeable, that the Senior Loan Agreement be modified, as contemplated by the Amendment to Senior Loan Agreement (as defined in subsection 1.1).

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          SECTION 1. DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Additional Management Holders": the individuals listed on Schedule 2 and any other individuals to whom Management Stock Options are issued after the date hereof, together with their successors, heirs and assigns.

          "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either (a) to vote securities having 10% or more of the ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agent": The Chase Manhattan Bank, as the agent for the Lenders under this Agreement and the other Restructuring Documents.

          "Agreement":   this  Master  Restructuring   Agreement,   as  amended,
     supplemented or otherwise modified from time to time.

          "Agreement of Merger": the Agreement of Merger dated as of February 27, 1998 between LFI Merger Corp. and London Fog, substantially in the form of Exhibit E-1.



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                                                                               3


          "Amended and Restated By-Laws": the amended and restated by-laws of London Fog, substantially in the form of Exhibit A.

          "Amended and Restated Certificate of Incorporation": the amended and restated certificate of incorporation of London Fog, substantially in the form of Exhibit B.

          "Amended and Restated Management Holders' Employment Agreements ": the collective reference to (a) the Second Amended and Restated Employment Agreement dated as of February 27, 1998 between Robert E. Gregory, Jr. and London Fog and (b) the Second Amended and Restated Employment Agreement dated as of February 27, 1998 between C. William Crain and London Fog, substantially in the forms of Exhibits C-1 and C-2, respectively.

          "Amendment to Senior Loan Agreement": Amendment No. 1 dated as of February 27, 1998 among London Fog, Pacific Trail, Inc., The Scranton Outlet Corporation and Congress with respect to the Senior Loan Agreement, substantially in the form of Exhibit D.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person that is not a corporation and any and all warrants or options to purchase any of the foregoing.

          "Certificate of Merger": the Certificate of Merger of LFI Merger Corp. with and into London Fog, substantially in the form of Exhibit E-2.

          "Chase": The Chase Manhattan Bank, a New York banking corporation.

          "Closing": the time on the Closing Date at which the conditions precedent set forth in subsection 7.1 shall have been satisfied or waived in accordance with the terms hereof.

          "Closing Date": the date on which the conditions precedent set forth in subsection 7.1 shall have been satisfied or waived in accordance with the terms hereof.

          "Commission": the United States Securities and Exchange Commission or any successor thereto.

          "Congress": Congress Financial Corporation, a California corporation.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.


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                                                                               4


          "Exchange Act": the Securities Exchange Act of 1934, as amended, and any successor legislation thereto.

          "Existing Congress Obligations": the indebtedness and other obligations of London Fog and the Subsidiary Guarantors to Congress under the Senior Loan Agreement and the other Financing Agreements referred to therein.

          "Existing Management Holders": Robert E. Gregory, Jr. and C. William Crain, together with their successors, heirs and assigns.

          "Existing Management Holders' Employment Agreements": the collective reference to (a) the Amended and Restated Employment Agreement dated as of May 31, 1995 between Robert E. Gregory, Jr. and London Fog and (b) the Amended and Restated Employment Agreement dated as of May 31, 1995 between
     C. William Crain and London Fog.

          "Existing Series B Equity Allocation Schedule": the Existing Series B Equity Allocation Schedule annexed as Schedule 1B, setting forth for each Existing Series B Equity Holder, the number of Warrants to be delivered, pursuant to the Certificate of Merger, to such Existing Series B Equity Holder at the Closing.

          "Existing Series B Equity Holder Consent and Joinder": the Existing Series B Equity Holder Consent and Joinder, substantially in the form of Exhibit F.

          "Existing Series B Equity Holders": all holders as of the Closing Date of Old Series B Preferred Stock.

          "Existing Subordinated Obligations": the indebtedness and other obligations of London Fog and the Subsidiary Guarantors to the Lenders under the Old Debt Agreements and the other Loan Documents referred to therein.

          "Form S-1": such form of registration statement under the Securities Act as in effect on the date hereof or any successor form thereto.

          "Form S-3": such form of registration statement under the Securities Act as in effect on the date hereof or any successor form thereto.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Holders":   the  holders  from  time  to  time  of  the  Registerable
     Securities.




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                                                                               5

          "Lender Allocation Schedule": the Lender Allocation Schedule annexed as Schedule 1A, setting forth for each Lender (a) the principal amount of the New Subordinated Indebtedness to be issued at the Closing to such Lender, (b) the number of shares of New Common Stock to be delivered to such Lender at the Closing and (c) the number of Merger Warrants to be delivered, pursuant to the Certificate of Merger and subsection 3.2(d), to such Lender at the Closing.

          "Lenders":   the  financial  institutions  parties  to  the  Old  Debt
     Agreements, together with their successors and assigns.

          "LFI Merger Corp.": LFI Merger Corp., a Delaware corporation.

          "Management Anti-Dilution Warrants": the warrants of London Fog issued to the Management Holders terminating on the seventh anniversary of the Closing Date which are exercisable, upon the terms and conditions contained therein, in the aggregate into 83,799 shares of the New Common Stock (representing in the aggregate approximately 0.79% of the issued and outstanding New Common Stock after giving effect to the issuance of
     2,000,000 shares of New Common Stock pursuant to the Management Stock Options and after giving effect to the exercise of the Management
     Anti-Dilution Warrants and the exercise of the Merger Warrants), substantially in the form of Exhibit H.

          "Management Holder Allocation Schedule": the Management Holder Allocation Schedule annexed as Schedule 1C, setting forth for each Management Holder (i) the number of Management Stock Options to be delivered to such Management Holder at the Closing and (ii) the number of Management Anti-Dilution Warrants to be delivered to such Management Holder at the Closing.

          "Management  Holders":   the  collective  reference  to  the  Existing
     Management Holders and the Additional Management Holders.

          "Management Stock Options": the options granted to the Management Holders representing the right to acquire an aggregate of 2,000,000 shares of the New Common Stock (representing in the aggregate 20% of the issued and outstanding New Common Stock after giving effect to the issuance of 2,000,000 shares of New Common Stock pursuant to the Management Stock Options but not giving effect to the exercise of the Management Anti-Dilution Warrants and the exercise of the Merger Warrants) pursuant to, and upon the terms and conditions contained in, the Management Stock Option Agreements.

          "Management Stock Option Agreements": the Management Stock Option Agreements between London Fog and each Management Holder with respect to the Management Stock Options, substantially in the form of Exhibit G.




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                                                                               6


          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of London Fog and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other
     Restructuring Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

          "Merger Warrants": the warrants of London Fog issued to each holder of Old Series B Preferred Stock or each holder of common stock of LFI Merger Corp., as the case may be, terminating on the seventh anniversary of the Closing Date which are exercisable in the aggregate into 530,726 shares of the New Common Stock (representing in the aggregate 5.0% of the issued and outstanding New Common Stock after giving effect to the issuance of
     2,000,000 shares of New Common Stock pursuant to the Management Stock Options and after giving effect to the exercise of the Management Anti-Dilution Warrants and the exercise of the Merger Warrants) issued pursuant to, and upon the terms and conditions contained in, the Certificate of Merger, substantially in the form of Exhibit I.

          "New Common Stock": the common stock, $.01 par value per share, of London Fog, authorized pursuant to the Amended and Restated Certificate of Incorporation.

          "New Subordinated Indebtedness": the $100,000,000 of subordinated indebtedness issued to the Lenders pursuant to the New Subordinated Note Indenture.

          "New Subordinated Note Indenture": the Indenture dated as of February 27, 1998 among London Fog, the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company, as Trustee, substantially in the form of Exhibit J.

          "New Subordinated Notes": the Initial Notes and, when issued in exchange for Initial Notes upon the effectiveness of the Shelf Registration Statement as provided in the New Subordinated Note Indenture, the Exchange Notes, in each case as defined in the New Subordinated Note Indenture.

          "Old By-Laws": the by-laws of London Fog in effect immediately prior to the Closing.

          "Old Certificate of Incorporation": the certificate of incorporation of London Fog in effect immediately prior to the Closing.

          "Old Common Stock": the common stock, $.01 par value per share, of London Fog issued and outstanding immediately prior to the filing of the Certificate of Merger pursuant to subsection 2.2(a).

          "Old Debt Agreements': as defined in the Recitals hereto.




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                                                                               7


          "Old Master Restructuring Agreement": the Master Restructuring Agreement dated as of May 31, 1995, as amended, among London Fog, London Fog Corporation, certain of the Existing Series B Equity Holders, the Existing Management Holders, the Lenders and the Agent.

          "Old Preferred Stock": the 17.5% Per Annum Cumulative Preferred Stock, Series A-1, A-2, B and C, of London Fog issued and outstanding immediately prior to the filing of the Certificate of Merger pursuant to subsection 2.2(a).

          "Old Series A Preferred Stock": the collective reference to the Old Series A-1 Preferred Stock and Old Series A-2 Preferred Stock.

          "Old  Series  A-1  Preferred  Stock":  the 17.5% Per Annum  Cumulative
     Preferred Stock, Series A-1, of London Fog, issued pursuant to, and upon the terms and conditions contained in, the Old Certificate of Incorporation.

          "Old  Series  A-2  Preferred  Stock":  the 17.5% Per Annum  Cumulative
     Preferred Stock, Series A-2, of London Fog, issued pursuant to, and upon the terms and conditions contained in, the Old Certificate of Incorporation.

          "Old Series B Preferred Stock": the 17.5% Per Annum Cumulative Preferred Stock, Series B, of London Fog, issued pursuant to, and upon the terms and conditions contained in, the Old Certificate of Incorporation.

          "Old Series C Option Agreement": the Series C Option Agreement dated as of May 31, 1995 between the Existing Management Holders and London Fog with respect to the Old Series C Options.

          "Old Series C Options": the options to purchase shares of Old Series C Preferred Stock granted to the Existing Management Holders pursuant to, and upon the terms and conditions contained in, the Old Series C Option Agreement.

          "Old Series C Preferred Stock": the 17.5% Per Annum Cumulative Preferred Stock, Series C, of London Fog, issuable pursuant to, and upon the terms and conditions contained in, the Old Certificate of Incorporation.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "Preliminary Prospectus": each preliminary prospectus included in a Registration Statement or in any amendment thereto prior to the date on which such Registration Statement is declared effective under the Securities Act, including any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act.




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                                                                               8

          "Prospectus": each prospectus included in a Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in accordance with Rule 430A), together with any supplement thereto, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) under the Securities Act.

          "Registerable Securities": (a) the New Subordinated Notes, (b) the New Common Stock and (c) any other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the New Subordinated Notes or the New Common Stock.

          "Registration": registration of securities pursuant to the Securities Act.

          "Registration Rights Agreement": the Registration Rights Agreement dated as of February 27, 1998 with respect to shares of New Common Stock issued (i) upon exercise of the Merger Warrants and (ii) upon exercise of the Management Anti- Dilution Warrants, substantially in the form of Exhibit K.

          "Registration Statement": any registration statement (including the Preliminary Prospectus, the Prospectus, any amendments (including any post-effective amendments) thereof, any supplements and all exhibits thereto and any documents incorporated therein by reference pursuant to the rules and regulations of the Commission), filed by London Fog with the Commission which complies with the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

          "Required Lenders": the holders of at least a majority in outstanding principal amount of the New Subordinated Indebtedness.

          "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Restructuring Documents": this Agreement, the New Subordinated Note Indenture, the New Subordinated Notes, the Registration Rights Agreement, the Amended and Restated By-Laws, the Amended and Restated Certificate of Incorporation, the Certificate of Merger and any other agreement or instrument executed and delivered in connection herewith and therewith.

          "Rule  415":  Rule  415  promulgated  by  the  Commission   under  the
     Securities Act or any successor to such Rule.




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                                                                               9

          "Rule 424(b)": Rule 424(b) promulgated by the Commission under the Securities Act or any successor to such Rule.

          "Rule 430A": Rule 430A promulgated by the Commission under the Securities Act or any successor to such Rule.

          "Securities Act": the Securities Act of 1933, as amended, or any successor legislation thereto.

          "Senior Loan Agreement": as defined in the Recitals hereto.

          "Shelf Filing Period": the period from 90 days following the Closing Date to July 31, 1998.

          "Shelf Registration Period": as defined in subsection 5.1(b).

          "Shelf Registration Statement": as defined in subsection 5.1(a).

          "Stock Subscription Agreement": the Stock Subscription Agreement dated
     as  of  February  27,  1998  among  the  Lenders  and  LFI  Merger   Corp.,
     substantially in the form of Exhibit L.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of London Fog.

          "Subsidiary Guarantors": as defined in the New Subordinated Note Indenture.

                    1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Restructuring Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2. MERGER OF LFI MERGER CORP. WITH AND INTO LONDON FOG

          2.1 Formation of LFI Merger Corp. Effective on the Closing Date, but immediately prior to the action taken pursuant to subsection 2.2, (a) the Lenders and LFI Merger Corp. shall (i) enter into the Stock Subscription Agreement pursuant to which the Lenders shall contribute to LFI Merger Corp. (A) all shares of Old Series A Preferred Stock held by the Lenders (an aggregate of 106,763.589 shares) and (B) all shares of Old Common Stock held by the Lenders (an aggregate of 80,000 shares) in exchange for 100% of the issued and outstanding shares of common stock of LFI Merger Corp. (an aggregate of 245,839.5 shares), which shares of common stock of LFI Merger Corp. shall thereupon be distributed to each Lender on a pro rata basis as set forth on
Schedule 2.1, and (ii) take all action necessary to consummate the merger set forth in subsection 2.2 and otherwise comply with the provisions of the Stock Subscription Agreement and (b) LFI Merger Corp. and London Fog shall enter into the Agreement of Merger and take all action necessary to consummate the merger set forth in subsection 2.2.

          2.2 Filing of Certificate of Merger; Effect of Merger. (a) Effective on the Closing Date, contemporaneously with the consummation of the transactions set forth in Section 3, London Fog shall file or cause to be filed with the Secretary of State of the State of Delaware the Certificate of Merger.

          (b) Upon the filing of the Certificate of Merger and pursuant to the Agreement of Merger, the following events shall occur contemporaneously with the transactions set forth in subsections 3.1, 3.2, 3.3 and 3.4:

     (i) LFI Merger Corp. shall merge with and into London Fog, with London Fog being the surviving corporation;

          (ii) the Old Preferred Stock shall be cancelled and retired and cease to exist;

          (iii) the Old Common Stock shall be cancelled and retired and cease to exist;

          (iv) all options (including, without limitation, the Old Series C Options) to purchase Capital Stock of London Fog and warrants exercisable into shares of Capital Stock of London Fog shall be cancelled and retired and cease to exist;

          (v) the common stock of LFI Merger Corp. shall be cancelled and retired and cease to exist;

          (vi) each share of Old Series B Preferred Stock or other rights in respect thereof immediately prior to cancellation thereof as set forth in clause (ii) above shall be converted into 4.60536 Merger Warrants for each such share of Old Series B Preferred Stock (and for each share into which any options or warrants may have been exercisable);

          (vii) each share of common stock of LFI Merger Corp. or other rights in respect thereof immediately prior to cancellation thereof as set forth in clause (v) above shall be converted into 2.0 Merger Warrants for each such share of common stock (and for each share into which any options or warrants may have been exercisable);

          (viii) each share of Old Common Stock or other rights in respect thereof immediately prior to cancellation thereof as set forth in clause
     (iii) above shall be converted into $.01 in cash for each such share of Old Common Stock (and for each share into which any options or warrants may have been exercisable);

          (ix) the Amended and Restated Certificate of Incorporation shall, as set forth in the Certificate of Merger and pursuant to section 251(e) of the Delaware General Corporation Law, without the necessity of any further action by any party, be the certificate of incorporation of London Fog; and

          (x) London Fog shall assume, by operation of law, all debts, liabilities, obligations and contracts of LFI Merger Corp. and shall, by operation of law, continue to be obligated for all debts, liabilities and contracts of London Fog, and all property, real or personal, including, without limitation, all of the Capital Stock of the Subsidiary Guarantors, and all rights, privileges and powers of each of LFI Merger Corp. and London Fog shall vest in London Fog, in accordance with the Delaware General Corporation Law.

     SECTION 3.  TREATMENT OF  CONGRESS;  RESTRUCTURE  OF EXISTING  SUBORDINATED
                 OBLIGATIONS;  TREATMENT  OF  EXISTING  EQUITY   AND  MANAGEMENT
                 HOLDERS; ALLOCATION; CERTAIN AGREEMENTS

          3.1 Treatment of Existing Congress Obligations. At the Closing, subject to the terms and conditions hereof, contemporaneously with the filing of the Certificate of Merger pursuant to subsection 2.2(a), London Fog, the Subsidiary Guarantors and Congress shall execute and deliver the Amendment to Senior Loan Agreement, which Amendment shall, among other things, provide for Congress' consent (to the extent required) to the transactions contemplated hereby.

          3.2 Restructure of Existing Subordinated Obligations. At the Closing, subject to the terms and conditions hereof and in exchange for the consideration set forth below, contemporaneously with the filing of the Certificate of Merger pursuant to subsection 2.2(a), the Existing Subordinated Obligations shall be restructured as follows:

          (a) New Subordinated Notes. In renewal and extension of (but not in substitution and exchange for, or in payment or novation of) $100,000,000 in aggregate principal amount of the Existing Subordinated Obligations, London Fog shall issue, and the Subsidiary Guarantors shall guarantee, on the terms and conditions contained in the New Subordinated Note Indenture, $100,000,000 in aggregate principal amount of the New Subordinated Notes, which New Subordinated Notes shall (i) be allocated among the Lenders in accordance with the Lender Allocation Schedule, (ii) bear interest and be paid in accordance with the terms of the New Subordinated Note Indenture,
     (iii) until the effectiveness of the Shelf Registration Statement as provided in Section 5, bear the legend substantially as set forth in
     Schedule 3.2 and (iv) be otherwise subject to the terms and conditions of the New Subordinated Note Indenture. To satisfy the requirements of this subsection 3.2(a), at the Closing London Fog shall be permitted to issue for the benefit of the Lenders temporary promissory notes representing $100,000,000 in aggregate principal amount of the New Subordinated Notes to be issued pursuant to the New Subordinated Note Indenture; provided that the temporary promissory notes shall be exchanged for the New Subordinated Notes to be issued pursuant to the New Subordinated Note Indenture as soon as practicable after the Closing.

          (b) New Common Stock. In satisfaction of the remainder of the aggregate outstanding amount of the Existing Subordinated Obligations
     (including, without limitation, (i) interest accrued and unpaid on the remaining Existing Subordinated Obligations to the Closing Date and (ii) fees (other than fees required to be paid at Closing pursuant to subsection 7.1(l)) accrued and unpaid on the remaining Existing Subordinated Obligations to the Closing Date), London Fog shall issue to the Lenders an aggregate of 8,000,000 shares of New Common Stock, which New Common Stock shall (A) represent in the aggregate 80% of the New Common Stock issued and outstanding after giving effect to the issuance of 2,000,000 shares of New Common Stock pursuant to the Management Stock Options but not giving effect to the exercise of the Management Anti-Dilution Warrants and the exercise of the Merger Warrants,
     (B) be allocated among the Lenders in accordance with the Lender Allocation Schedule and (C) until the effectiveness of the Shelf Registration Statement as provided in Section 5, bear the legend substantially as set forth in Schedule 3.2. To satisfy the requirements of this subsection 3.2(b), at the Closing London Fog shall be permitted to issue for the benefit of the Lenders a global stock certificate in respect of the New Common Stock, representing in the aggregate the number of shares of New Common Stock to be issued to the Lenders pursuant to this subsection 3.2(b); provided that the New Common Stock shall be allocated among the Lenders pursuant to clause (B) of the immediately preceding sentence as soon as practicable after the Closing.

          (c) Cancellation of Notes Under Old Debt Agreements; Certain Acknowledgements. At the Closing, upon the consummation of the transactions set forth in clauses (a) and (b) above, each Lender shall deliver to London Fog all the promissory notes issued under, and evidencing the indebtedness under, the Old Debt Agreements, which promissory notes, whether or not in such Lender's possession and whether or not delivered pursuant to this subsection 3.2(c), shall be deemed superseded, cancelled and replaced (provided that the indebtedness evidenced by said notes shall have been renewed and extended in the amount of $100,000,000 plus interest accruing thereon after the date hereof and otherwise satisfied pursuant to subsections 3.2(a) and (b)). Each Lender acknowledges, effective upon the Closing, that such Lender shall hold no indebtedness or other obligations or security interests under the Old Debt Agreements, except security interests held by the Agent under the Old Debt Agreements that will be held solely by the Trustee under the New Subordinated Note Indenture. The Agent acknowledges that upon the Closing it has delivered to London Fog (and to Congress) a true and correct copy of the Register of the Existing Subordinated Obligations, as such Register has been maintained by the Agent under the Old Debt Agreements, showing the registered holders of the Existing Subordinated Obligations as the date hereof, based on the information provided to the Agent in connection with the execution and delivery of the Old Debt Agreements and any subsequent assignments of the Existing Subordinated Obligations. The Agent further acknowledges that upon execution and delivery of the New Subordinated Note Indenture, the Agent shall no longer hold any security interests in or liens on any asset or property of London Fog (after giving effect to the merger pursuant to Section 2) or any of the Subsidiary Guarantors, and all such security interests and liens previously held by the Agent shall, pursuant to the New Subordinated Note Indenture and the Security Documents (as defined in the New Subordinated Note Indenture), be held solely by the Trustee under the New Subordinated Note Indenture for the benefit of the holders of the New Subordinated Notes.

          (d) Merger Warrants Effective upon the Closing, pursuant to the Certificate of Merger and as set forth in subsection 2.2(b)(vii), London Fog shall issue to the Lenders 491,679 in aggregate number of Merger Warrants, which Merger Warrants shall (i) be exercisable into approximately 4.63% of the New Common Stock issued and outstanding after giving effect to the issuance of 2,000,000 shares of New Common Stock pursuant to the Management Stock Options and after giving effect to the exercise of the Management Anti-Dilution Warrants and the exercise of the Merger Warrants and (ii) be allocated among the Lenders in accordance with the Lender Allocation Schedule. To satisfy the requirements of this subsection 3.2(d), at the Closing London Fog shall be permitted to issue for the benefit of the Lenders a global warrant certificate representing the aggregate number of Merger Warrants to be issued to the Lenders pursuant to this subsection 3.2(d); provided that the Merger Warrants shall be allocated among the Lenders pursuant to clause (ii) of the immediately preceding sentence as soon as practicable after the Closing.

          (e) Accredited Investor or QIB. Each Lender represents that it is either an "accredited investor" within the meaning of Rule 501 under the Securities Act or a QIB (as defined in the New Subordinated Note Indenture), and is acquiring the New Subordinated Notes, the New Common Stock and the Merger Warrants for its own account without a view toward resale or distribution in a manner that would violate applicable securities laws.

          3.3 Treatment of Existing Series B Equity Holders. Effective upon the Closing, pursuant to the Certificate of Merger and as set forth in subsection 2.2(b)(vi), London Fog shall issue to the Existing Series B Equity Holders 39,047 in aggregate number of Merger Warrants, which Merger Warrants shall (i) be exercisable in the aggregate into approximately 0.37% of the New Common Stock issued and outstanding after giving effect to the issuance of 2,000,000 shares of New Common Stock pursuant to the Management Stock Options and after giving effect to the exercise of the Management Anti-Dilution Warrants and the exercise of the Merger Warrants and (ii) be allocated among the Existing Series B Equity Holders in accordance with the Existing Series B Equity Allocation Schedule. To satisfy the requirements of this subsection 3.3, at the Closing London Fog shall be permitted to issue for the benefit of the Existing Series B Equity Holders a global warrant certificate representing in the aggregate the number of Merger Warrants to be issued to the Existing Series B Equity Holders pursuant to this subsection 3.3; provided that the Merger Warrants shall be allocated among the Existing Series B Equity Holders pursuant to clause (ii) of the immediately preceding sentence as soon as practicable after the Closing.

          3.4 Treatment of Management Holders.

          (a) Existing Management Holders. At the Closing, contemporaneously with the filing of the Certificate of Merger pursuant to subsection 2.2(a), London Fog shall issue to the Existing Management Holders Management Stock Options representing the right to acquire in the aggregate 1,000,000 shares of New Common Stock, which Management Stock Options shall (i) represent the right to purchase in the aggregate 10.00% of the New Common Stock issued and outstanding after giving effect to the issuance of 2,000,000 shares of New Common Stock pursuant to the Management Stock Options but not giving effect to the exercise of the Management Anti-Dilution Warrants and the exercise of the Merger Warrants, (ii) be allocated among the Existing Management Holders in accordance with the Management Holder Allocation

Schedule and (iii) be otherwise subject to the terms and conditions of, and vest in favor of the Existing Management Holders as set forth in, the relevant Management Stock Option Agreement.

          (b) Cancellation of Old Series C Options and Old Series C Stock Option Agreement. At the Closing, immediately prior to the consummation of the transaction set forth in clause (a) above, the Old Series C Option Agreement and the Old Series C Options shall, without the necessity of further action by any party, be deemed terminated and cancelled and shall be of no further force and effect.

          (c) Additional Management Holders. At the Closing, contemporaneously with the filing of the Certificate of Merger pursuant to subsection 2.2(a), or from time to time following the Closing, London Fog shall issue to the Additional Management Holders Management Stock Options representing the right to acquire in the aggregate 1,000,000 shares of New Common Stock, which Management Stock Options shall (i) represent the right to purchase in the aggregate 10.00% of the New Common Stock issued and outstanding after giving effect to the issuance of 2,000,000 shares of New Common Stock pursuant to the Management Stock Options but not giving effect to the exercise of the Management Anti-Dilution Warrants and the Merger Warrants, (ii) be allocated among the Additional Management Holders in accordance with the Management Holder Allocation Schedule and (iii) be otherwise subject to the terms and conditions of, and vest in favor of the Additional Management Holders as set forth in, the relevant Management Stock Option Agreement.

          (d) Management Anti-Dilution Warrants. At the Closing, contemporaneously with the filing of the Certificate of Merger pursuant to subsection 2.2(a), or from time to time following the Closing, London Fog shall issue to the Management Holders 83,799 in aggregate number of Management Anti-Dilution Warrants, which Management Anti-Dilution Warrants shall (i) be exercisable in the aggregate into approximately 0.79% of the New Common Stock issued and outstanding after giving effect to the issuance of 2,000,000 shares of New Common Stock pursuant to the Management Stock Options and after giving effect to the exercise of the Management Anti-Dilution Warrants and the exercise of the Merger Warrants and (ii) be allocated among the Management Holders in accordance with the Management Holder Allocation Schedule.

          3.5 Old Debt Agreements Superseded. Upon the Closing, the Old Debt Agreements shall be superseded by this Agreement, the New Subordinated Note Indenture and (to the extent applicable) the other Restructuring Documents and shall be of no further force and effect (provided that the Existing Subordinated Obligations shall have been renewed, extended and otherwise satisfied pursuant to subsections 3.2(a) and (b)).

          3.6 Cancellation of Old Master Restructuring Agreement. Upon the Closing, the Old Master Restructuring Agreement shall, with respect to each party hereto party to the Old Master Restructuring Agreement and each Existing Series B Equity Holder who executes and delivers the Existing Series B Equity Holder Consent and Joinder, be deemed terminated and cancelled and shall be of no further force and effect.

          3.7 Existing Management Holders' Employment Agreements. At the Closing, subject to the terms and conditions hereof, each Existing Management Holder and London Fog shall execute and deliver the Amended and Restated Existing Management Holder Employment Agreement with respect to such Existing Management Holder, which Agreement shall provide, among other things, that (a) the term of such Existing Management Holder Employment Agreement shall be extended for at least three years from the termination date thereof (as set forth in Section 1 therein) and (b) commencing with the beginning of the fiscal year ending in February 2000, the provisions contained in such Existing Management Holder Employment Agreements providing for an annual bonus based on 6% of Consolidated EBITA (as defined therein), in the case of Robert E. Gregory, Jr., or 4% of Consolidated EBITA (as defined therein), in the case of C. William Crain, as the case may be, shall be deleted and replaced with provisions providing for an annual bonus to be paid to each such Existing Management Holder as may be determined by the then-current Board of Directors of London Fog or a sub-committee thereof.

          SECTION 4. APPOINTMENT OF BOARD OF DIRECTORS

          4.1 Board of Directors. During the period from the Closing Date to the date that the directors elected at the first annual meeting of stockholders following the Closing Date scheduled for the purpose of electing directors pursuant to section 211 of the Delaware General Corporation Law shall commence serving their respective terms (such date, the "Outside New Board Date"), the individuals currently serving as directors on the Board of Directors of London Fog shall, in accordance with the terms of the Amended and Restated By-Laws, continue to serve as directors; provided, however, that as soon as practicable following the Closing Date but in no event later than the Outside New Board Date, the Board of Directors of London Fog shall consist of five (5) individuals who shall be elected in accordance with the terms of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws; provided, further, that four directors shall be elected, as set forth in the Amended and Restated By-Laws, by the holders of the New Common Stock and the fifth director shall be the Chairperson of the Board of Directors of London Fog who shall also be the then-current Chief Executive Officer of London Fog.

          SECTION 5. SHELF REGISTRATION

          5.1 Shelf Registration. (a) London Fog shall prepare and, at any time during the Shelf Filing Period, shall file with the Commission a "shelf" Registration Statement on Form S-1 or Form S-3, as appropriate, relating to the offer and sale of the Registerable Securities by the Holders from time to time in accordance with the methods of distribution set forth in such Registration Statement (the "Shelf Registration Statement").

          (b) London Fog shall use its best reasonable efforts to have the Shelf Registration Statement declared effective under the Securities Act by the Commission no later than 135 days after the filing thereof and shall keep the Shelf Registration Statement continuously effective for a period of two years from the date on which the Shelf Registration Statement is declared effective under the Securities Act or such shorter period (in either such case, such period being called the "Shelf Registration Period") that will terminate when either (i) all the Registerable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or (ii) all the Registerable Securities are eligible for sale pursuant to Rule 144(k) promulgated under the Securities Act. London Fog shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registerable Securities covered thereby not being able to offer and sell such Registerable Securities during the Shelf Registration Period unless such action is required by applicable law; provided, however, that the foregoing shall not apply to actions taken by London Fog in good faith and for valid business reasons (not including avoidance of its obligations hereunder and under the other Restructuring Documents), including, without limitation, the acquisition or divestiture of assets, so long as London Fog within 120 days thereafter complies with the requirements of subsection 5.2(h). Any such period during which London Fog fails to keep the Shelf Registration Statement effective and usable for offers and sales of Registerable Securities is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that London Fog gives notice that the Shelf Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Registerable Securities and shall end on the date when each Holder of Registerable Securities covered by such Shelf Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by subsection 5.2(h) or is advised in writing by London Fog that use of the Prospectus may be resumed. If one or more Suspension Periods occur, the two-year time period referenced above shall be extended by the number of days included in each such Suspension Period.

          (c) Notwithstanding any other provisions hereof, London Fog will ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to London Fog by or on behalf of any Holder specifically for use therein (the "Holders' Information")) does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (in either case, other than with respect to the Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) In the event the Shelf Registration Statement is filed on Form S-1, upon satisfaction of the requirements therefor, London Fog may amend the Shelf Registration Statement on Form S-1 to become a Registration Statement on Form S-3.

          5.2 Registration Procedures. In connection with the Shelf Registration Statement, the following provisions shall apply:

          (a) London Fog shall furnish to each Holder, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereto and each supplement, if any, to the Prospectus included therein and shall use reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as one counsel for the Holders reasonably may propose.

          (b) London Fog shall advise each Holder, and, if requested by any such Holder, confirm such advice in writing (which advice pursuant to clauses
     (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus included in the Shelf Registration Statement until the requisite changes have been made):

          (i) when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when such Shelf Registration Statement or any post-effective amendment thereto has become effective;

          (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

          (iv) of the receipt by London Fog of any notification with respect to the suspension of the qualification of the Registerable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

          (v) of the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c)  London  Fog shall use its best  reasonable  efforts to obtain the
     withdrawal  of  any  order  suspending  the   effectiveness  of  the  Shelf
     Registration Statement at the earliest possible time.

          (d) London Fog shall furnish to each Holder of Registerable Securities included within the coverage of the Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Holder so requests in writing, all exhibits (including those incorporated by reference).

          (e) London Fog shall, during the Shelf Registration Period, promptly deliver to each Holder of Registerable Securities included within the coverage of the Shelf Registration Statement, without charge, as many copies of the Prospectus (including each Preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as any such Holder may reasonably request; and London Fog consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registerable Securities in connection with the offering and sale of the Registerable Securities covered by the Prospectus or any amendment or supplement thereto.

          (f) Prior to any public offering of Registerable Securities pursuant to the Shelf Registration Statement, London Fog shall use its best reasonable efforts to register, qualify or cooperate with the Holders of Registerable Securities included therein and their respective counsel in connection with the registration or qualification of such Registerable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registerable Securities covered by such Shelf Registration Statement; provided, however, that London Fog shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (g) London Fog shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registerable Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request in writing prior to sales of Registerable Securities pursuant to such Shelf Registration Statement.

          (h) If (i) any event contemplated by clauses (b)(ii) through (v) above occurs during the Shelf Registration Period or (ii) any Suspension Period remains in effect more than 120 days after the occurrence of any event contemplated by clauses (b)(ii) through (v) above, London Fog will promptly prepare a post-effective amendment to the Shelf Registration Statement or a supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registerable Securities from a Holder, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (i) Not later than the effective date of the Shelf Registration Statement, London Fog shall provide a CUSIP number for the Registerable Securities and provide the applicable trustee or transfer agent with printed certificates for the Registerable Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

          (j) London Fog shall comply with all applicable rules and regulations of the Commission and will make generally available to the Holders as soon as practicable after the effective date of the Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act; provided that in no event shall such earnings statement be delivered later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of London Fog's first fiscal quarter commencing after the effective date of the applicable Registration Statement, which statements shall cover such 12-month period.

          (k) London Fog shall cause the New Subordinated Note Indenture to be qualified under the Trust Indenture Act of 1939, as amended, as required by applicable law in a timely manner.

          (l) London Fog may require each Holder of Registerable Securities to be sold pursuant to the Shelf Registration Statement to furnish to London Fog such information regarding such Holder and the distribution of such Registerable Securities as London Fog may, from time to time, reasonably require for inclusion in such Shelf Registration Statement, and London Fog may exclude from such registration the Registerable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

          (m) Each Holder agrees by acquisition of the Registerable Securities that, upon receipt of any notice from London Fog (i) of a Suspension Period under subsection 5.1(b) or (ii) pursuant to subsection 5.2(b)(ii) through
     (v) hereof, such Holder will discontinue any disposition of the Registerable Securities held by it until such Holder's receipt of copies of the supplemental or amended Prospectus contemplated by subsection 5.2(h) hereof or until advised in writing (the "Advice") by London Fog that the use of the applicable Prospectus may be resumed. If London Fog shall give any notice under subsection 5.2(b)(ii) through (v) during the Shelf Registration Period, the two-year period referenced in the definition of "Shelf Registration Period" in subsection 5.1(b) shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Registerable Securities covered by such Shelf Registration Statement shall have received
     (x) the copies of the supplemental or amended Prospectus contemplated by subsection 5.2(h) (if an amended or supplemental Prospectus is required) or
     (y) the Advice (if no amended or supplemental Prospectus is required).

          5.3 Registration Expenses. London Fog shall bear all expenses incurred in connection with the performance of its obligations under this Section 5 and London Fog shall reimburse the Holders for the reasonable fees and disbursements of Simpson Thacher & Bartlett, as counsel to the Holders, in connection with the Shelf Registration Statement.

          5.4 Indemnification. In connection with the Shelf Registration Statement or any Prospectus delivery pursuant thereto, London Fog shall indemnify and hold harmless each Holder, its directors, officers, agents and employees and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the directors, officers, agents and employees of such controlling Persons as set forth on Schedule 5.4.

          SECTION 6. REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Lenders to enter into this  Agreement  and
to  restructure  the  Existing  Subordinated  Obligations,   London  Fog  hereby
represents and warrants to the Agent and each Lender:

          6.1 No Material Tax Liability. The restructuring or the recapitalization of London Fog will not result in any material current cash tax liability of London Fog or its Subsidiaries to the United States Internal Revenue Service, except for liabilities pursuant to the alternative minimum tax.

          6.2 Capitalization. The authorized and issued Capital Stock of London Fog as at the Closing Date (after giving effect to the transactions contemplated by this Agreement) is as set forth in Schedule 6.2. There are no outstanding rights, options, warrants or agreements for the purchase from, or sale by, London Fog of any shares of its Capital Stock, except as set forth on Schedule
6.2. All of the issued and outstanding shares of Capital Stock of London Fog are validly issued, fully paid and non-assessable.

          6.3 Corporate Existence; Compliance with Law. Each of London Fog and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.4 Corporate Power; Authorization; Enforceable Obligations. Each of London Fog and the Subsidiary Guarantors have the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and the other Restructuring Documents to which it is a party and London Fog has taken all necessary corporate action to authorize (a) the execution, delivery and performance of this Agreement and the other Restructuring Documents to which it is a party and (b) the issuance and delivery of the New Common Stock, the Merger Warrants, the Management Anti-Dilution Warrants and the Management Stock Options. Upon delivery to the Lenders of certificates representing the New
Common Stock,  pursuant to this  Agreement,  such
shares will be validly issued, full paid and non-assessable and free of preemptive rights, and the Lenders will have good title to such shares, free and clear of any lien. Upon issuance of shares of New Common Stock upon the exercise of the Merger Warrants or the Management Anti-Dilution Warrants, as the case may be, such shares will be validly issued, fully paid and non-assessable and free of preemptive rights, and the holders thereof will have good title to such shares, free and clear of any lien. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Restructuring Documents to which London Fog and the Subsidiary Guarantors is a party. This Agreement has been, and each other Restructuring Document to which each of London Fog and the Subsidiary Guarantors is a party will be, duly executed and delivered on behalf of London Fog and each such Subsidiary Guarantor. This Agreement constitutes, and each other Restructuring Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of London Fog and each such Subsidiary Guarantor enforceable against London Fog and each such Subsidiary Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          6.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Restructuring Documents to which each of London Fog and the Subsidiary Guarantors is a party will not violate any Requirement of Law or Contractual Obligation of any of London Fog or its Subsidiaries and will not result in, or require, the creation or imposition of an lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          6.6 No Material Litigation. No litigation by, investigation by, or proceeding of or before any arbitrator or any Governmental Authority is pending or, to the knowledge of London Fog, threatened by or against any of London Fog, or its Subsidiaries or against any of their respective properties or revenues (including after giving effect to the merger of LFI Merger Corp. with and into London Fog) (a) with respect to any of the Restructuring Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          6.7 No Default. None of London Fog or any Subsidiary Guarantor is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. After giving effect to the transactions contemplated hereby, no default or event of default has occurred and is continuing under the Senior Loan Agreement or the New Subordinated Note Indenture.

          SECTION 7. CONDITIONS PRECEDENT

          7.1 Conditions to Restructure of Existing Obligations. The agreement of each Lender to restructure the Existing Subordinated Obligations, the agreement of Congress to enter into the Amendment to the Senior Loan Agreement, the agreement of each Lender and each Existing Management Holder to recapitalize London Fog and the effectiveness of this Agreement is subject to the satisfaction (unless otherwise waived to the extent permitted pursuant to subsection 8.1), immediately prior to or concurrently with such restructuring on the Closing Date, of the following conditions precedent:

          (a) Restructuring Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each of the parties hereto, with a counterpart for each party hereto, (ii) the New Subordinated Note Indenture, executed and delivered by a duly authorized officer of each of the parties thereto, together with all related subordinated loan documents required to be executed and delivered thereunder, with a counterpart for each Lender, and (iii) the Amendment to the Senior Loan Agreement, executed and delivered by a duly authorized officer of each of the parties thereto.

          (b) Related Agreements. The Agent shall have received, with a copy for each Lender, such other documents or instruments as may be reasonably requested by the Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which London Fog or its Subsidiaries may be a party, including without limitation, (i) the Amended and Restated Management Holders' Employment Agreements, (ii) the Registration Rights Agreement and (iii) the Guarantees, the Security Documents and the Subordination Agreement (each as defined in the New Subordinated Note Indenture).

          (c) Closing Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of London Fog and each Subsidiary Guarantor, dated the Closing Date, substantially in the form of Exhibit M, with appropriate insertions and attachments, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of London Fog or such Subsidiary Guarantor, as applicable.

          (d) Corporate Proceedings. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors (and, where applicable, the stockholders) of each of London Fog, each Subsidiary Guarantor and LFI Merger Corp. authorizing (i) the execution, delivery and performance of the Restructuring Documents to which it is a party, (ii) the restructure and recapitalization contemplated hereunder and (iii) the merger of LFI Merger Corp. with and into London Fog, each certified by the Secretary or an Assistant Secretary of London Fog, such Subsidiary Guarantor or LFI Merger Corp., as applicable, as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (e) Corporate Documents. The Agent shall have received, (i) with a counterpart for each Lender, true and complete copies of the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of London Fog certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of London Fog and (ii) with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Subsidiary Guarantor, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the applicable Subsidiary Guarantor.

          (f) Legal Opinions. (i) The Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                    (A) the legal opinion of Proskauer Rose LLP, special counsel to London Fog and the Subsidiary Guarantors, substantially in the form of Exhibit N-1;

                    (B) the legal opinion of Stuart Fisher, Esq., general counsel of London Fog, substantially in the form of Exhibit N-2; and

                    (C) the legal opinion of Young, Conaway, Stargatt & Taylor, special Delaware counsel to London Fog and the Subsidiary Guarantors, substantially in the form of Exhibit N-3.


          Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require. Congress may rely on the provisions of the legal opinions referred to above as may be specified therein.

          (g) Delivery of New Common Stock. The Agent shall have received the certificates or a global certificate representing the New Common Stock to be issued to the Lenders in accordance with the Lender Allocation Schedule.

          (h) Delivery of Lenders' Merger Warrants. The Agent shall have received the certificates or a global certificate representing the Merger Warrants to be issued to the Lenders in accordance with the Lender Allocation Schedule.

          (i) No Default. No Default or Event of Default shall have occurred and be continuing under the Senior Loan Agreement or the New Subordinated Note Indenture.

          (j) Delivery of Existing Series B Equity Holders' Merger Warrants. The Existing Series B Equity Holders shall have received the certificates or a global certificate representing the Merger Warrants to be issued to the Existing Series B Equity Holders pursuant to the Certificate of Merger and in accordance with the Existing Series B Equity Holder Allocation Schedule.

          (k) Management Stock Option Agreement. The Existing Management Holders and London Fog shall have received, with a counterpart for the Agent and each Lender and Congress, the Management Stock Option Agreements, with respect to such Existing Management Holders, executed and delivered by the parties thereto.

          (l) Fees and Expenses. London Fog shall have reimbursed, with respect to invoices received at least one Business Day prior to the Closing Date, each Lender and the Agent for all its reasonable costs and expenses, including, without limitation, (i) the reasonable fees and disbursements of counsel to each Lender and the Agent (including Simpson Thacher & Bartlett and the allocated fees and expenses of in-house counsel) and (ii) the reasonable fees and expenses of Alvarez & Marsal, Inc., in connection with the restructure and recapitalization contemplated hereby; provided that with respect to invoices received by London Fog thereafter, London Fog shall reimburse the entity submitting such invoice in accordance with this Agreement as soon as practicable after receipt of such invoice.

          (m) Agreement of Merger; Certificate of Merger. (i) The Agent shall have received, with a copy for each Lender, a copy of the Agreement of Merger, executed and delivered by a duly authorized officer of each of the parties thereto. (ii) London Fog shall have filed or caused to be filed with the Secretary of State of the State of Delaware, and the Secretary of State of the State of Delaware shall have accepted for filing, the Certificate of Merger.

          (n) Amended and Restated Certificate of Incorporation. Contemporaneously with the filing of the Certificate of Merger pursuant to subsection 7.1(m), London Fog shall have filed or caused to be filed with the Secretary of State of the State of Delaware, and the Secretary of State of the State of Delaware shall have accepted for filing, the Amended and Restated Certificate of Incorporation.

          (o) Management Anti-Dilution Warrants. The Management Holders receiving Management Stock Options at the Closing shall have received the certificates or a global certificate representing the Management Anti-Dilution Warrants to be issued to such Management Holders in accordance with the Management Holder Allocation Schedule.

          (p) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Restructuring Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          SECTION 8. MISCELLANEOUS

          8.1 Amendments and Waivers. Neither this Agreement, nor any terms hereof, may be amended, waived, supplemented or modified except in accordance with the provisions of this subsection 8.1. The Agent, the Required Lenders, London Fog and the Existing Management Holders may from time to time, (a) enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the parties hereunder or (b) waive, on such terms and conditions as the parties hereto may specify in such instrument, any of the requirements of this Agreement; provided, however, that any such waiver and any such amendment, supplement or modification which shall amend, modify or waive (i) any provisions of subsection 3.1, and any corresponding definition in subsection 1.1, shall only require the consent of each of London Fog, the Agent and the Required Lenders, (ii) any provisions of Section 2, subsection 3.3 and Section 5, and any corresponding definition of subsection 1.1, shall only require the consent of each of London Fog, the Agent and the Required Lenders, (iii) any provisions of subsection 3.2, and any corresponding definition of subsection 1.1, shall only require the consent of each of London Fog, the Agent and each Lender affected thereby, (iv) any provisions of subsections 3.4 and 3.7, and any corresponding definition in subsection 1.1, shall only require the consent of each of London Fog, the Agent, the Required Lenders and the Existing Management Holders and (v) any provisions of subsections 3.5 and 3.6 and Section 4, and any corresponding definition in subsection 1.1, shall only require the consent of each of London Fog, the Agent and the Required Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to, and shall be binding upon all of, the parties hereto and all future holders of the New Subordinated Indebtedness.

          8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of London Fog and the Agent, and as set forth in Schedule 8.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and their successors and assigns:

         London Fog:                London Fog Industries, Inc.
                                    1332 Londontown Boulevard
                                    Eldersburg, Maryland  21784
                                    Attention: Edward M. Krell
                                    Telecopy: 410-549-8499

         with a copy to:            London Fog Industries, Inc.
                                    8 West 40th Street
                                    New York, New York  10018
                                    Attention:  Stuart Fisher, Esq.
                                    Telecopy:  212-790-3195

         The Agent:                 The Chase Manhattan Bank
                                    270 Park Avenue, 30th Floor
                                    New York, New York  10017
                                    Attention:  Mr. Charles O. Freedgood
                                    Telecopy: 212-661-8396

provided that any notice, request or demand to or upon the Agent and the Lenders shall not be effective until received.

          8.3 Payment of Expenses. London Fog agrees (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Restructuring Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Restructuring Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Agent, (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Restructuring Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent and their respective officers, directors, partners, members, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this
Agreement, the other Restructuring Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the loans or the violation of, noncompliance with or liability under, any environmental law applicable to the operations of London Fog, any of its Subsidiaries or any of their respective properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that London Fog shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee. The agreements in this subsection 8.3 shall survive repayment of the Senior Loan Agreement and the New Subordinated Indebtedness, and all other amounts payable under the Restructuring Documents.

          8.4 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with London Fog and the Agent.

          8.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.6 Integration. This Agreement and the other Restructuring Documents represents the agreement of London Fog, the Subsidiary Guarantors, the Agent, the Lenders and the Existing Management Holders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by London Fog, the Subsidiary Guarantors, the Agent, any Lender or any Existing Management Holder relative to the subject matter hereof not expressly set forth or referred to herein or in the other Restructuring Documents.

          8.7 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.8 Submission To Jurisdiction; Waivers. Each of London Fog, the Subsidiary Guarantors, the Agent, the Lenders and the Existing Management Holders hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Restructuring Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to London Fog and the Subsidiary Guarantors at their respective addresses set forth in subsection 8.2 or at such other address of which the Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 8.8 any special, exemplary, punitive or consequential damages.

          8.9 Acknowledgements. Each of London Fog, the Subsidiary Guarantors and the Existing Management Holders hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Restructuring Documents;

          (b) neither the Agent nor any Lender (as a lender) has any fiduciary relationship with or duty to London Fog arising out of or in connection with this Agreement or any of the other Restructuring Documents, and the relationship between Agent and Lenders, on the one hand, and London Fog, on the other hand, in connection herewith or therewith is solely that of debtor and creditor and, in the case of the Lenders, stockholder thereof; and

          (c) no joint venture is created hereby or by the other Restructuring Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among London Fog, the Subsidiary Guarantors, the Existing Management Holders and the Lenders.

          8.10 WAIVERS OF JURY TRIAL. EACH OF LONDON FOG, THE SUBSIDIARY GUARANTORS, THE EXISTING MANAGEMENT HOLDERS, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER RESTRUCTURING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        LONDON FOG INDUSTRIES, INC.


                                        By:
                                            ------------------------------------
                                             Name: Edward M. Krell
                                             Title: Chief Financial Officer


                                        CLIPPER MIST, INC.


                                        By:
                                            ------------------------------------
                                             Name: Stuart B. Fisher
                                             Title: Secretary


                                        LONDON FOG SPORTSWEAR, INC.


                                        By:
                                            ------------------------------------
                                             Name: Stuart B. Fisher
                                             Title: Secretary


                                        MATTHEW MANUFACTURING CO., INC.


                                        By:
                                            ------------------------------------
                                             Name: Stuart B. Fisher
                                             Title: Secretary


                                        PACIFIC TRAIL, INC.


                                        By:
                                             -----------------------------------
                                             Name: Stuart B. Fisher
                                             Title: Secretary

                                        PTI HOLDING CORP.


                                        By:
                                             -----------------------------------
                                             Name: Stuart B. Fisher
                                             Title: Secretary


                                        PTI TOP COMPANY, INC.


                                        By:
                                            ------------------------------------
                                             Name: Stuart B. Fisher
                                             Title: Secretary


                                        STAR SPORTSWEAR MANUFACTURING
                                        CORP.


                                        By:
                                            ------------------------------------
                                             Name: Stuart B. Fisher
                                             Title: Secretary


                                        THE MOUNGER CORPORATION


                                        By:
                                            ------------------------------------
                                             Name: Stuart B. Fisher
                                             Title: Secretary


                                        THE SCRANTON OUTLET CORPORATION


                                        By:
                                            ------------------------------------
                                             Name: Stuart B. Fisher
                                             Title: Secretary

                                        WASHINGTON HOLDING COMPANY


                                        By:
                                            ------------------------------------
                                             Name: Stuart B. Fisher
                                             Title: Secretary



                                        ROBERT E. GREGORY, JR., as an Existing
                                        Management Holder



                                        ----------------------------------------


                                        C. WILLIAM CRAIN, as an Existing
                                        Management Holder



                                        ----------------------------------------


                                        THE CHASE MANHATTAN BANK, as Agent
                                         and as a Lender



                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                        BIII CAPITAL PARTNERS L.P.


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:


                                        BAKER NYE SPECIAL CREDITS, INC.


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:



                                        BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:


                                        BEAR STEARNS & CO. INC.


                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:


                                        CIBC OPPENHEIMER CORP.


                                        By: Contrarian Capital Advisors, L.L.C.,
                                            its duly authorized agent


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                        CITIBANK, N.A.


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:


                                        CONTRARIAN CAPITAL PARTNERS L.L.C.


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:


                                        DLJ CAPITAL FUNDING, INC.


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:


                                        DAYSTAR LLC, as agent


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:


                                        DAYSTAR SPECIAL SITUATIONS FUND LP


                                        By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                        FOOTHILL CAPITAL CORPORATION


                                        By:
                                            ------------------------------------
                                              Name:
                                              Title:


                                        MELLON BANK,  N.A., as Trustee for First
                                        Plaza  Group   Trust,   as  directed  by
                                        Contrarian Capital Advisors, L.L.C.


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:


                                       MWV SEPARATE ACCOUNT ALPHA, LLC


                                        By:
                                            ------------------------------------
                                              Name:
                                              Title:


                                        MORGENS WATERFALL DOMESTIC
                                        PARTNERS, L.L.C.


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:


                                        NATEXIS BANQUE BCFE


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                        PRIME INCOME TRUST


                                        By:
                                            -----------------------------------
                                             Name:
                                             Title:


                                        VAN KAMPEN AMERICAN CAPITAL PRIME
                                          RATE INCOME TRUST


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title: